UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE SOUTHERN COMPANY
(Exact name of registrant as specified in its charter)

Delaware	58-0690070
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

2019 Series A Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223128
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 2019 Series A Corporate Units of The Southern Company (the “Company”). A description of the 2019 Series A Corporate Units is contained in (i) the Registration Statement on Form S-3 of the Company (Registration No. 333-223128), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on February 21, 2018, under the captions “Description of the Junior Subordinated Notes” and “Description of the Stock Purchase Contracts and the Stock Purchase Units” and (ii) the final prospectus supplement of the Company, filed pursuant to Rule 424(b) under the Securities Act on August 14, 2019, under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Junior Subordinated Notes.” Such descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number

1	Restated Certificate of Incorporation of the Company, dated February 12, 2019. (Designated in Annual Report on Form 10-K for the year ended December 31, 2018, File No. 1-3526, as Exhibit 3(a)1.)

2	By-laws of the Company as amended effective May 25, 2016, and as presently in effect. (Designated in Form 8-K dated May 25, 2016, File No. 1-3526, as Exhibit 3.2.)

3
Purchase Contract and Pledge Agreement, dated as of August 16, 2019, between the Company and U.S. Bank National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary. (Designated in Form 8-K filed August 16, 2019, File No. 1-3526, as Exhibit 4.9.)

4	Form of Remarketing Agreement (included in Exhibit 3 above).

5	Form of Corporate Unit Certificate (included in Exhibit 3 above).

6	Form of Treasury Unit Certificate (included in Exhibit 3 above).

7
Subordinated Note Indenture dated as of October 1, 2015, between the Company and Wells Fargo Bank, National Association, as Trustee. (Designated in Form 8-K dated October 1, 2015, File No. 1-3526, as Exhibit 4.3.)

8
Sixth Supplemental Indenture to the Subordinated Note Indenture, dated as of August 16, 2019, between the Company and Wells Fargo Bank, National Association, as Trustee. (Designated in Form 8-K filed August 16, 2019, File No. 1-3526, as Exhibit 4.4(a).)

9	Form of 2019A Remarketable Subordinated Note due 2024 of the Company (included in Exhibit 8 above).

10
Seventh Supplemental Indenture to the Subordinated Note Indenture, dated as of August 16, 2019, between the Company and Wells Fargo Bank, National Association, as Trustee. (Designated in Form 8-K filed August 16, 2019, File No. 1-3526, as Exhibit 4.4(b).)

11	Form of Series 2019B Remarketable Subordinated Note due 2027 of the Company (included in Exhibit 10 above).

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	August 16, 2019	THE SOUTHERN COMPANY

		By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary